Exhibit 21.1

LIST OF SUBSIDIARIES

1.	Intelsat (Bermuda), Ltd., a company incorporated under the laws of Bermuda.

2.	Intelsat Subsidiary Holding Company, Ltd., a company incorporated under the laws of Bermuda.

3.	Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.

4.	Intelsat LLC, a limited liability company organized under the laws of Delaware

5.	Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.

6.	Intelsat Global Service Corporation, a corporation organized under the laws of Delaware.

7.	Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.

8.	Intelsat South Africa (Pty) Ltd., a company organized under the laws of South Africa.

9.	Intelsat Singapore Pte. Ltd., a company organized under the laws of Singapore.

10.	Intelsat China (Hong Kong) Limited, a company organized under the laws of China.

11.	Mountainside Teleport Corporation, a corporation organized under the laws of Delaware.

12.	Intelsat Kommunikations GmbH, a company organized under the laws of Germany.

13.	Intelsat Australia Pty Ltd., a company organized under the laws of Australia.

14.	Intelsat Brasil Ltda., a company organized under the laws of Brasil.

15.	Intelsat North America LLC, a limited liability company organized under the laws of Delaware.

16.	Intelsat France SAS, a company organized under the laws of France.

17.	Intelsat Norway AS, a company organized under the laws of Norway.

18.	Intelsat Germany GmbH, a company organized under the laws of Germany.

19.	Intelsat USA Sales Corp., a corporation organized under the laws of Delaware.

20.	Intelsat Marketing India Private Limited, a company organized under the laws of India.

21.	Intelsat Venezuela C.A., a company organized under the laws of Venezuela.

22.	Intelsat de Colombia S.A., a company organized under the laws of Colombia.

23.	Intelsat Mexico S.A. de C.V., a company organized under the laws of Mexico.

24.	Intelsat USA License Corp., a corporation organized under the laws of Delaware.

25.	Intelsat General Corporation, a corporation organized under the laws of Delaware.

26.	Intelsat MTC LLC, a limited liability company organized under the laws of Delaware.